Exhibit 1.01

Conflict Minerals Report

I.	Introduction

This Conflict Minerals Report (the “Report”) of Digi International Inc. (“Company,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2014 to December 31, 2014.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we refer to in this report as the “conflict minerals,” are gold, columbite-tantalite, cassiterite and wolframite, including their derivatives tantalum, tin and tungsten. The “covered countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

We are a leading provider of machine-to-machine networking hardware and solutions that enable the connection, monitoring and control of local or remote physical assets by electronic means. These networking products and solutions can connect communication hardware to a physical asset, convey information about the asset’s status and performance to a computer system and then use that information to improve or automate one or more processes. As described in this Report, certain of the products we manufacture or contract to manufacture contain components that include conflict minerals that are necessary to the functionality or production of those products. In this Report we refer to such products which were manufactured during calendar year 2014 as the “covered products.” The covered products are hardware products we sell that generally include: embedded modules, gateways, adapter cards and device and terminal servers. Neither the software or services our company sold to customers during calendar year 2014 are considered covered products as these products contain no conflict minerals.

Covered products contain components we purchased from third parties that use tin, tantalum, tungsten and/or gold. We do not source these conflict minerals directly. Due to the depth of our supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Our efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of the conflict minerals is extremely limited at this time. We have taken steps to identify the applicable smelters and refiners of such conflict minerals in our supply chain; however, we believe that the smelters and refiners of the conflict minerals contained in the covered products are best situated to identify the sources of the conflict minerals.

II.	Reasonable Country of Origin Inquiry

We have conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals. This inquiry was reasonably designed and conducted in good faith to determine whether any of the conflict minerals originated in the covered countries and whether any of the conflict minerals may have been from recycled or scrap sources.

We group components and materials included in our products based on whether they might contain a conflict mineral. In this manner we determined the scope of our covered products. We asked direct suppliers who provide us with materials and components for our covered products that might contain a conflict mineral to make a reasonable determination if raw materials, consumables or purchased components they provide to us contain conflict minerals. We asked these suppliers to complete a supply chain compliance questionnaire based on the Electronic Industry Citizenship Coalition (EICC) - Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Common Reporting Template reflecting our position on the supply chain. The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics brands.

We received statements or responses from all of the direct suppliers who supply us with materials or components that we believe may contain conflict minerals as well as suppliers representing 90% of our supply chain spend during the applicable fiscal year. As a result, we received statements or responses from approximately 97% of our supply chain spend for fiscal 2014. We reviewed the statements and responses we received for completeness and consistency of answers and, as appropriate, certain suppliers were asked to provide corrections and clarifications.

III.	Design and Performance of Due Diligence Measures

Our due diligence measures have been designed to conform in all material respects to the five-step framework in the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas (the “OECD Guidance”).

To address the first-step of the OECD Guidance, we have established strong company management systems by adopting a policy relating to conflict minerals that incorporates the OECD Guidance. The policy is found at the following url: www.digi.com/aboutus/environment/conflictminerals. This policy has also been communicated directly to our direct suppliers.

We have advanced the second step of the OECD Guidance related to identifying risks in our supply chain by analyzing the responses from our suppliers. Certain responses from our direct suppliers pursuant to the RCOI process described above contained names of smelters who processed conflict minerals contained in our products. We reviewed the locations of these smelters in light of the covered countries and compared them against the conflict-free compliant smelter list of the EICC.

The results of our due diligence were reviewed with members of our senior management team and summarized for our Board of Directors to enable us to design a strategy to respond to risks in our supply chain.

This Report is also publicly available on our website at the address identified above to meet the final step of the OECD Guidance to report annually on our supply chain due diligence.

IV.	Product Determination

Many of our hardware products contain materials or components that include one or more of the conflict minerals. Notwithstanding our efforts described above, we have been unable to determine, after exercising due diligence, whether our hardware products are DRC conflict free and, therefore, these products are DRC conflict undeterminable. We received no information from our direct suppliers indicating that the tin, tantalum, tungsten or gold in our products originated in the covered countries, although we have been unable to confirm the sourcing status of these minerals for each of the smelters listed below.

V.	Product Description

Our suppliers also provided us with the names of approximately 300 smelters/refiners, along with the smelter/refiner facility location, that our direct suppliers have identified as processing the necessary conflict minerals in our hardware products. These smelters/refiners are listed on Schedule A. Of these smelters/refiners, approximately 135 are defined as compliant and approximately 25 are defined as active in the process of becoming defined compliant by the EICC’s Conflict-Free Mineral Program as of May 18, 2015. The remaining smelters/refiners were not defined as either compliant or active by the EICC as of May 18, 2015. The sourcing status for each of these smelters is unknown.

VI.	Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of conflict minerals will likely increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and

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undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VII.	Independent Private Sector Audit

Not required for calendar year 2014.

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Schedule A

to Conflict Minerals Report

Standard Smelter Name	Smelter Facility Location: Country
5N Plus	GERMANY
A.L.M.T. Corp.	JAPAN
Advanced Chemical Company	UNITED STATES
Aida Chemical Industries Co. Ltd.	JAPAN
Alldyne Powder Technologies	UNITED STATES
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
ALMT	CHINA
Alpha	UNITED STATES
Amalgamated Metal Corporation	UNITED KINGDOM
AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Argor-Heraeus SA	SWITZERLAND
Asahi Pretec Corp	JAPAN
Asaka Riken Co Ltd	JAPAN
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Aurubis AG	GERMANY
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Bauer Walser AG	GERMANY
Boliden AB	SWEDEN
C. Hafner GmbH + Co. KG	GERMANY
Caridad	MEXICO
CB-Ceratizit CN	CHINA
CCR Refinery – Glencore Canada Corporation	CANADA
Cendres + Métaux SA	SWITZERLAND
Ceratizit S.A	LUXEMBOURG
Changsha South Tantalum Niobium Co., Ltd.	CHINA
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Chia Tai Metal Craft Products Co., Ltd.	CHINA
Chimet S.p.A.	ITALY
China Gold International Resources Corp. Ltd.	CHINA
China National Gold Group Corporation	CHINA
China Rare Metal Materials Company	CHINA
China Tin Group Co., Ltd.	CHINA
CHIN-LEEP ENTERPRISE CO., LTD.	TAIWAN
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Chugai Mining	JAPAN
Chunbao Carbide Science & Technology Co., Ltd	TAIWAN
CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Colt Refining	UNITED STATES
Conghua Tantalum and Niobium Smeltry	CHINA
Cooper Santa	BRAZIL
CV Gita Pesona	INDONESIA
CV JusTindo	INDONESIA
CV Makmur Jaya	INDONESIA
CV Nurjanah	INDONESIA
CV Serumpun Sebalai	INDONESIA
CV United Smelting	INDONESIA
Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
DaeryongENC	KOREA, REPUBLIC OF
Daye Non-Ferrous Metals Mining Ltd.	CHINA
Dayu Weiliang Tungsten Co., Ltd.	CHINA
Do Sung Corporation	KOREA, REPUBLIC OF
Doduco	GERMANY
Dowa	JAPAN
Duoluoshan	CHINA
E-CHEM Enterprise Corp	CHINA
Eco-System Recycling Co., Ltd.	JAPAN
EM Vinto	BOLIVIA
Estanho de Rondônia S.A.	BRAZIL
Exotech Inc.	UNITED STATES
F&X Electro-Materials Ltd.	CHINA
FAGGI ENRICO SPA	ITALY
Feinhütte Halsbrücke GmbH	GERMANY
Fenix Metals	POLAND
FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Fujian Jinxin Tungsten Co., Ltd.	CHINA
Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Standard Smelter Name	Smelter Facility Location: Country
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Gejiu Kai Meng Industry and Trade LLC	CHINA
Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Gejiu Zi-Li	CHINA
Gejiu zili mining&smel ting co.,ltd	CHINA
Global Advanced Metals	UNITED STATES
Global Advanced Metals Aizu	JAPAN
Global Advanced Metals Boyertown	UNITED STATES
Global Tungsten & Powders Corp.	UNITED STATES
Guangdong Jinding Gold Limited	CHINA
Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Guangxi Huaxi Group Limited	CHINA
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
H.C. Starck Co., Ltd.	THAILAND
H.C. Starck GmbH	GERMANY
H.C. Starck GmbH Goslar	GERMANY
H.C. Starck GmbH Laufenburg	GERMANY
H.C. Starck Group	GERMANY
H.C. Starck Hermsdorf GmbH	GERMANY
H.C. Starck Inc.	UNITED STATES
H.C. Starck Ltd.	JAPAN
H.C. Starck Smelting GmbH & Co.KG	GERMANY
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
HC Starck GmbH	GERMANY
Heesung Catalysts Corp.	KOREA, REPUBLIC OF
Heimerle + Meule GmbH	GERMANY
Henan Zhongyuan Gold Smelter of Zhongjin Gold Co. Ltd.	CHINA
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Heraeus Ltd. Hong Kong	HONG KONG
Heraeus Precious Metals GmbH & Co. KG	GERMANY
Hi-Temp	UNITED STATES
Huichang Jinshunda Tin Co. Ltd	CHINA
Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
ILJIN DIAMOND CO., LTD	KOREA, REPUBLIC OF
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Ishifuku Metal Industry Co., Ltd.	JAPAN
Istanbul Gold Refinery	TURKEY
JalanPantai/Malaysia	MALAYSIA
Japan Mint	JAPAN
Japan New Metals Co., Ltd.	JAPAN
Jean Goldschmidt International	BELGIUM
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Jiangxi Copper Company Limited	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Jiangxi Nanshan	CHINA
Jiangxi Richsea New Materials Co., Ltd.	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Jin Jinyin refining company limited	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Jiujiang Tanbre Co., Ltd.	CHINA
Johnson Matthey Inc	UNITED STATES
Johnson Matthey Ltd	CANADA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
JSC Uralelectromed	RUSSIAN FEDERATION
JX Nippon Mining & Metals Co., Ltd.	JAPAN
Kaimeng(Gejiu) Industry and Trade Co., Ltd.	CHINA
Kanfort Industrial (Yantai)	CHINA
Kazzinc Ltd	KAZAKHSTAN
KEMET Blue Metals	MEXICO

Standard Smelter Name	Smelter Facility Location: Country
KEMET Blue Powder	UNITED STATES
Kennametal Fallon	UNITED STATES
Kennametal Huntsville	UNITED STATES
Kennecott Utah Copper LLC	UNITED STATES
King-Tan Tantalum Industry Ltd	CHINA
Kojima Chemicals Co., Ltd	JAPAN
Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Kupol	RUSSIAN FEDERATION
Kyrgyzaltyn JSC	KYRGYZSTAN
L’ azurde Company For Jewelry	SAUDI ARABIA
Lingbao Gold Company Limited	CHINA
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Linwu Xianggui Smelter Co	CHINA
London Bullion Market Association	UNITED KINGDOM
LSM Brasil S.A.	BRAZIL
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Macderlun	CHINA
Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Malaysia Smelting Corporation (MSC)	MALAYSIA
Malipo Haiyu Tungsten Co., Ltd.	CHINA
Materion	UNITED STATES
Matsuda Sangyo Co., Ltd.	JAPAN
Melt Metais e Ligas S/A	BRAZIL
Metallo Chimique	BELGIUM
Metallurgical Products India (Pvt.) Ltd.	INDIA
Metalor Technologies (Hong Kong) Ltd	HONG KONG
Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Metalor Technologies SA	SWITZERLAND
Metalor USA Refining Corporation	UNITED STATES
Met-Mex Peñoles, S.A.	MEXICO
Mineração Taboca S.A.	BRAZIL
Minmetals Ganzhou Tin Co. Ltd.	CHINA
Minsur	PERU
Mistubishi Materials Corporation	JAPAN
Mitsubishi Materials Corporation	JAPAN
Mitsui Mining & Smelting	JAPAN
Mitsui Mining and Smelting Co., Ltd.	JAPAN
MK electron	KOREA, REPUBLIC OF
Molycorp Silmet A.S.	ESTONIA
Morigin Company	JAPAN
Morris and watson	NEW ZEALAND
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Nihon Material Co. LTD	JAPAN
Ningbo Kangqiang	CHINA
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Ohio Precious Metals, LLC	UNITED STATES
Ohura Precious Metal Industry Co., Ltd	JAPAN
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
OJSC Kolyma Refinery	RUSSIAN FEDERATION
OMSA	BOLIVIA
PAMP SA	SWITZERLAND
Penglai Penggang Gold Industry Co Ltd	CHINA
Plansee	AUSTRIA
Plansee SE Liezen	AUSTRIA
Plansee SE Reutte	AUSTRIA
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
PT Alam Lestari Kencana	INDONESIA
PT Aneka Tambang (Persero) Tbk	INDONESIA
PT Artha Cipta Langgeng	INDONESIA
PT ATD Makmur Mandiri Jaya	INDONESIA
PT Babel Inti Perkasa	INDONESIA

Standard Smelter Name	Smelter Facility Location: Country
PT Babel Surya Alam Lestari	INDONESIA
PT Bangka Putra Karya	INDONESIA
PT Bangka Tin Industry	INDONESIA
PT Belitung Industri Sejahtera	INDONESIA
PT BilliTin Makmur Lestari	INDONESIA
PT Bukit Timah	INDONESIA
PT DS Jaya Abadi	INDONESIA
PT Eunindo Usaha Mandiri	INDONESIA
PT Fang Di MulTindo	INDONESIA
PT HANJAYA PERKASA METALS	INDONESIA
PT HP Metals Indonesia	INDONESIA
PT Indra Eramulti Logam Industri	INDONESIA
PT Inti Stania Prima	INDONESIA
PT Karimun Mining	INDONESIA
PT Koba Tin	INDONESIA
PT Mitra Stania Prima	INDONESIA
PT Panca Mega Persada	INDONESIA
PT Prima Timah Utama	INDONESIA
PT REFINED BANGKA TIN	INDONESIA
PT Sariwiguna Binasentosa	INDONESIA
PT Seirama Tin investment	INDONESIA
PT Stanindo Inti Perkasa	INDONESIA
PT Sumber Jaya Indah	INDONESIA
PT Supra Sukses Trinusa	INDONESIA
PT Tambang Timah	INDONESIA
PT Timah	INDONESIA
PT Tinindo Inter Nusa	INDONESIA
PT Tommy Utama	INDONESIA
PT Yinchendo Mining Industry	INDONESIA
PX Précinox SA	SWITZERLAND
QuantumClean	UNITED STATES
Rand Refinery (Pty) Ltd	SOUTH AFRICA
Realized the enterprise co.,ltd.	CHINA
RFH Tantalum Smeltry Co., Ltd	CHINA
Royal Canadian Mint	CANADA
Rui Da Hung	TAIWAN
Sabin Metal Corp.	UNITED STATES
Samduck Precious Metals	KOREA, REPUBLIC OF
SAMWON METALS Corp.	KOREA, REPUBLIC OF
Sandvik Material Technology	SWEDEN
Schone Edelmetaal	NETHERLANDS
SEMPSA Joyería Platería SA	SPAIN
Shandong Tiancheng Biological Gold Industrial Co. Ltd.	CHINA
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Shanghai Jiangxi Metals Co. Ltd	CHINA
So Accurate Group, Inc.	UNITED STATES
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Soft Metais, Ltda.	BRAZIL
Solar Applied Materials Technology Corp.	TAIWAN
SOLDER COAT Co.,LTD	JAPAN
Solikamsk Metal Works	RUSSIAN FEDERATION
Standard Sp z o.o.	POLAND
Sumitomo Electric Industries	JAPAN
Sumitomo Metal Mining Co., Ltd.	JAPAN
Suzhou Xingrui Noble	CHINA
Taki Chemicals	JAPAN
Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tantalite Resources	SOUTH AFRICA
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Telex	UNITED STATES
Thaisarco	THAILAND
The Great Wall Gold and Silver Refinery of China	CHINA
THE HUTTI GOLD MINES CO.LTD	INDIA
The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Tian Cheng Chemical Industry	CHINA
Tokuriki Honten Co., Ltd	JAPAN
Tongling nonferrous Metals Group Co.,Ltd	CHINA
Torecom	KOREA, REPUBLIC OF
Ulba	KAZAKHSTAN

Standard Smelter Name	Smelter Facility Location: Country
Umicore Brasil Ltda	BRAZIL
Umicore Precious Metals Thailand	THAILAND
Umicore SA Business Unit Precious Metals Refining	BELGIUM
United Precious Metal Refining, Inc.	UNITED STATES
Valcambi SA	SWITZERLAND
Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Western Australian Mint trading as The Perth Mint	AUSTRALIA
White Solder Metalurgia e Mineração Ltda.	BRAZIL
Wolfram Bergbau und Hütten AG	AUSTRIA
Wolfram Company CJSC	RUSSIAN FEDERATION
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Xiamen Tungsten Co., Ltd	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Yokohama Metal Co Ltd	JAPAN
Yukenkougiyou	JAPAN
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Yunnan Chengo Electric Smelting Plant	CHINA
Yunnan Copper Industry Co Ltd	CHINA
YunNan GeJiu Jin Ye Mineral Co.,Ltd	CHINA
YunNan Gejiu Yunxin Electrolyze Limited	CHINA
Yunnan Tin Company, Ltd.	CHINA
YUNSIN	CHINA
ZHEJIANG HUANGYAN XINQIAN ELECTRICAL EQUIPMENT FITTINGS FACTORY	CHINA
Zhejiang Suijin	CHINA
Zhen bo shi ye Co., LTD	CHINA
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Zhuzhou Cement Carbide	CHINA
Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Zijin Mining Group Co. Ltd	CHINA